SUB-ITEM 77Q1(a)(1)
                               MFS SERIES TRUST I
                        on behalf of MFS Strategic Growth Fund




A Certification of Amendment to the Declaration of Trust - Establishment and Designation of Class J Shares effective October 28, 1999 to designate Class J Shares of Strategic Growth Fund is contained in Post-Effective Amendment No. 35 to the Registration Statement (File Nos. 33-7638 and 811-4777) as with the Securities and Exchange Commission via EDGAR on March 15, 2000. Such document is incorporated herein by reference.